Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-292781

PROSPECTUS

$50,000,000

EXOZYMES INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, subscription rights and units that we may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “EXOZ”. On January 23, 2026, the closing price of a share of our common stock on Nasdaq was $11.85 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2026.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statement and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-202-942-8090 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as eXoZymes Inc. (www.sec.gov). Our web site is located at https://exozymes.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025

●	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 12, 2025, for the fiscal quarter ended June 30, 2025, filed on August 12, 2025, and for the fiscal quarter ended September 30, 2025, filed on November 13, 2024;

●	Current Reports on Form 8-K, filed on April 2, 2025, April 2, 2025, June 20, 2025, June 26, 2025, July 8, 2025 , July 28, 2025, October 3, 2025, November 13, 2025, and December 12, 2025;

●	Definitive Proxy Materials dated June 20, 2025, filed June 20, 2025, and June 23, 2025, for the annual meeting of the Company; and

●	The description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 31, 2025, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Financial Department, eXoZymes Inc., 750 Royal Oaks Drive, Suite 106, Monrovia, CA 91016, or you may call us at (626) 415-1488.

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FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations.

These forward-looking statements are not historical facts but are based on current management expectations that involve substantial risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements including, but not limited to, any projections of revenue, gross profit, earnings or loss, tax provisions, cash flows or other financial items; any statements of the plans, strategies or objectives of management for future operations; any statements regarding current or future macroeconomic or industry-specific trends or events and the impact of those trends and events on us or our financial performance; any statements regarding pending investigations, legal claims or tax disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we operate.

Important factors that could cause differences include, but are not limited to:

●	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our business plan and our ability to effectively manage our overall operations and growth;

●	our ability to anticipate trends, growth rates, and challenges in our research, product development and partner company arrangements;

●	our ability to evaluate potential partner companies and assess their potential growth and the challenges of their business;

●

our ability to evaluate the product and service development of both the company and the partner companies, including product and service development, acceptance, commercial adoption and overall commercialization;

●	how we may have to raise additional capital, and the methods used for future financing;

●

regulatory, legislative and judicial developments that impact our businesses and those of the partner companies and our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business and those of the partner companies;

●	our ability to protect their and our respective intellectual property;

●	our relationships with our employees, clients and service providers;

●

our ability to identify, complete and integrate potential strategic acquisitions of complementary companies, products, services, or technologies and our ability to successfully integrate such companies or assets into our overall structure;

●

general economic conditions and trends and their impact on our business, which may include the economic consequences of changes in the rate of inflation and changes in operational costs and the availability of supplies as a result of tariffs imposed by various governments;

●	increased expenses associated with being a public company; and

●	our ability to attract and retain qualified personnel.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this report.

Although we believe that we use reasonable assumptions for these forward-looking statements, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Item 1A – Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). You should not place undue reliance on these forward-looking statements, which apply only as of the date of prospectus. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, to reflect events or circumstances occurring after the date of this prospectus.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider those risk factors described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024 (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Securities Market Related Risks

We may allocate the net proceeds from an offering under this prospectus in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering of securities under this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the financing of possible acquisitions or business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.

Sales of our common stock, or securities convertible into our common stock, in this offering, or the perception that such sales may occur, could cause a drop in the market price of our common stock.

Our shares of common stock are characterized as thinly traded, meaning that there is a low volume of shares that are traded at any one time. The issuance and sale from time to time of new shares of common stock, or our ability to issue securities that convert into new shares of common stock in offerings under this prospectus could have the effect of depressing the market price of our common stock.

We may sell securities with a value of up to $50,000,000 under this prospectus to fund our operations.

This prospectus covers many different forms of securities and an indeterminate amount, up to a value of $50,000,000. In order to raise additional funds to support our operations, we may sell the securities included in this prospectus, which would result in dilution to all of our shareholders. The terms of sale of any of our securities under this prospectus may be superior in rights of existing securities, which may be detrimental to the then existing holders of our securities. Sales of securities may be in amounts that are significant and through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the foregoing. We cannot assure you that we will be able to sell any of our securities.

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THE BUSINESS

Overview

Item 1. Business Overview

eXoZymes Inc. develops highly valuable natural product compounds using its proprietary cell-free exozyme technology. This platform enables the development of manufacturing biosolutions and the efficient production of complex, hard-to-make molecules such as NCT (N-trans-caffeoyltyramine). NCT, currently one of our leading development efforts, is a naturally occurring small-molecule product known to boost metabolism by burning more fat and converting it into energy. We believe it holds the potential to be used for weight loss, liver, and gut health. The Powered-by-eXoZymes biosolution for NCT, is a business opportunity for both the Over-The-Counter (OTC) health supplements market and as a foundation for drug discovery and development program targeting unmet medical needs.

At eXoZymes, we believe that the next generation of biomanufacturing will be defined by cell-free methods. Cell-free biomanufacturing sidesteps many of the conventional production bottlenecks and constraints associated with conventional production, enabling a level of control over end-products that traditional methods cannot achieve. The eXoZymes biotechnology platform enables biosolutions capable of producing complex molecules beyond the limits of traditional extraction from natural feedstock, petrochemical synthesis of oil and gas, and old-style cell-based synthetic biology (SynBio). Small molecules play a central role in modern life. They form the basis of many medicines, nutritional ingredients, fragrances, materials, and other essential applications. As global demand for these compounds continues to grow, biomanufacturing technologies are evolving systems that can operate with greater precision, consistency, and scalability, while being more sustainable. Cell-free biomanufacturing is an emerging solution to address this global development need. eXoZymes is at the forefront of this paradigm shift in biomanufacturing and is working to deliver cell-free enzyme-based production of many high-value compounds and natural products at commercial scale.

Traditional extraction of natural compounds often requires substantial quantities of plant or biological material due to the low concentration of the needed target molecules. Beyond being resource-intensive, these extraction technologies often produce inconsistent yields, face supply-chain security issues, bottlenecks, and are difficult to scale to dependable and consistent commercial volumes. As a result, this extraction method is generally not reliable, cost-effective, or even feasible to produce sufficient quantities of natural compounds needed in areas such as nutrition supplements, fragrance, or pharmaceuticals.

Petrochemical synthesis has supported large-scale chemical production for decades. These conventional chemical methods are not well suited for producing certain natural product structures or related derivatives. Many complex, naturally occurring molecules remain difficult to produce efficiently through synthetic chemistry, creating supply limitations for select categories of compounds.

The company is developing technology designed to enable production of molecules through enzyme-based, cell-free biochemical systems. These exozymes systems are built with bioengineered enzymes that are genetically enhanced by using AI and special laboratory techniques, enabling the enzyme production pathways to operate outside of living cells. A feature formally believed to be impossible. Implementing enzymatic pathways in a cell-free environment can reduce certain constraints associated with normal cellular metabolism, including toxicity, cell viability, growth requirements, and sensitivity to intermediates or concentrations of end-product.

This cell-free approach is described as a framework that allows enzymes to perform targeted biochemical conversions in controlled reaction conditions, allowing for step-by-step engineering-level control, not available in cell-based biomanufacturing. Efforts to develop scalable cell-free production systems can therefore provide an additional route for accessing complex natural products and their derivatives beyond traditional extraction, conventional chemical synthesis, or cell-based SynBio. The applicability of the cell-free approach vary by compound class and may be subject to technical feasibility, regulatory requirements, and continued research.

Platform development activities to date, including core technology development, proof-of-concept demonstrations, laboratory-scale production, and certain pilot-scale efforts, have all been built and conducted to evaluate product target selection, technical feasibility, economic considerations, for all the product applications eXoZymes are now building, and will be building in the future.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following description of our common stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and bylaws.

Common Stock

Our authorized capital stock includes 100,000,000 shares of common stock, par value $0.000001 per share. As of January 23, 2026, there were 8,400,258 shares of common stock issued.

Subject to prior dividend rights of the holders of any shares of issued and outstanding preferred stock of the Company, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose.

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. The holders of a majority of the shares of common stock present and entitled to vote in the election of directors can elect all directors standing for election.

In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not currently entitled to pre-emptive rights.

The issued and outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that the Company may issue in the future will also be fully paid and non-assessable.

Authorized but Unissued Common Stock

Nevada corporate law does not require stockholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of Nasdaq, which would apply for so long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances (other than a public offering) that equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their common stock at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

The following description of the terms of our preferred stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement and certificate of designation amending the certificate of incorporation.

Preferred Stock

General. We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.000001. No shares of preferred stock are currently outstanding. The preferred stock that we may issue is characterized as “blank check” preferred stock, which means that it may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, rights and preferences, and the qualifications, limitations, and restrictions thereof to the fullest extent permitted by our certificate of incorporation and the laws of the State of Nevada, including, without limitation, voting rights, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board of directors may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock may have some or all of the terms described below, which will be described in the prospectus supplement relating to the particular series of preferred stock being issued and sold under the prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

●	the designation and stated value per share of the preferred stock and the number of shares offered;

●	the amount of liquidation preference per share and the ranking as to the right to receive a liquidation payment;

●	the price at which the preferred stock will be issued;

●	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate, the ranking as to right to receive dividend;

●	any redemption or sinking fund provisions;

●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

●	any conversion provisions; and

●	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

Rank. The preferred stock may rank:

●	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

●	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; or

●	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

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Dividends. Holders of the preferred stock of each series may be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends on any series of preferred stock may be cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share. Such dividends may not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in terms of the series of preferred stock, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon a voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares.

Redemption. If so provided in the terms of the preferred stock, the preferred stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement. A series of preferred stock that is subject to mandatory redemption will have specified the number of shares of preferred stock that shall be redeemed and the terms of the redemption, including the dates of redemption, price to be paid upon redemption, and the accrued and unpaid dividends to the date of redemption. We may pay the redemption price in cash or other property. If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we may determine the number of shares to be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Voting Rights. Holders of preferred stock may have voting rights as determined by the board of directors, and will have voting rights as required by law.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock may be convertible into shares of our common stock will be set forth in the terms of the preferred stock series. Such terms may include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

No Other Rights. The shares of a new series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

●	as discussed above or in the prospectus supplement;
●	as provided in our certificate of incorporation and in the certificate of designations; and
●	as otherwise required by law.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description of the terms of debt securities is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, the provisions of the applicable debt security and related documentation.

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series, which may be issued under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, which may be issued under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. While it is highly likely that any debt securities we issue will be issued under an indenture, we reserve the right to issue debt securities other than under an indenture pursuant to an exemption from the indenture requirement under the Trust Indenture Act of 1939. Any debt securities issued by us other than pursuant to an indenture will subject the purchasers of such debt securities to certain unique risks arising from the lack of a trustee charged with the responsibility of monitoring the debt securities and enforcing the rights of the holders of such debt securities, which will be set forth in a prospectus supplement filed with regard to such unindentured debt securities.

If we issue debt securities other than under an indenture, we will likely be limited to issuing a maximum of $50 million of such debt securities, and it is also likely that such debt securities will be unsecured and subordinated. Any indenture regarding debt securities issued by us will not limit the amount of debt securities that we may issue. The debt securities or applicable indenture, if any, will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The following is a summary of the general terms of the debt securities we may issue under an indenture or otherwise, except as otherwise described in a prospectus supplement.

Debt securities may be either subordinated or unsubordinated general obligations and may rank pari passu with our other debt obligations as agreed among the lenders of the Company.

The debt securities may be unsecured or secured, as specified in the applicable prospectus supplement and loan documentation. Any secured debt or other secured obligations will be effectively senior to the other debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and any loan documentation will include any additional or different terms of the debt securities or any series being offered, including the following terms:

●	the title and type of the debt securities;

●	whether the debt securities will be issued under an indenture;

●	whether the debt securities will be senior or subordinated debt securities, and, with respect to subordinated debt securities, the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend those date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining the rate or rates;

●

the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●	any redemption dates, prices, obligations and restrictions on the debt securities;

●

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in any indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●

if the debt securities of a series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of the collateral security, pledge or other agreements; and

●	any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.

Unless limited by prior agreement, we may from time to time, create and issue further debt securities of any series ranking equally with the outstanding debt securities of the series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of the further debt securities, or (2) the first payment of interest following the issue date of the further debt securities). Any further debt securities may be consolidated and form a single series with the debt securities of the series and have the same terms as to status, redemption or otherwise as the debt securities of the series.

The terms may permit the holder to present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We anticipate that the Company will provide those services without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the debt securities or any indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked will be described in the loan documentation and related prospectus supplement.

Debt securities may be issued under an indenture that is qualified under the terms of the Trust Indenture Act of 1939, as amended. Debt securities that are in a principle amount of less than $5,000,000 may be issued without an indenture. Therefore, the protection of an indenture and a trustee acting on behalf of the debt holders may not be available in all instances of our issuance of debt securities. The terms and requirements of the indenture and the trustee will be described in any prospectus supplement that is used to offer any debt securities.

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DESCRIPTION OF WARRANTS OR SUBSCRIPTION RIGHTS WE MAY OFFER

The following description of warrants and subscription rights is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant or subscription agreement.

We may issue warrants or other forms of subscription rights for the purchase of shares of common stock, preferred stock or units. Warrants may be issued independently or together with preferred stock, common stock or units and may be attached to or separate from any offered securities. Any issuance of warrants or subscription rights will be governed by the terms of the applicable form of security and any related agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants or subscription right will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the security;
●	the aggregate number of the security;
●	the price or prices at which the security will be issued;
●	the currency or currencies (including composite currencies) in which the price of the security may be paid;
●	the terms of the securities purchasable upon exercise of the warrants or subscription right and the procedures and conditions relating to the exercise of the securities;
●	the price at which the securities purchasable upon exercise of the warrants or subscription rights may be purchased;
●	the date on which the right to exercise the securities will commence and the date on which such right shall expire;
●	any provisions for adjustment of the number or amount and exercise price of securities receivable upon exercise of the securities;
●	if applicable, the minimum or maximum amount of the securities that may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which the securities are issued and the number of the warrants or subscription rights issued with each such security;
●	if applicable, the date on and after which any related securities will be separately transferable;
●	information with respect to book-entry procedures, if any; and
●	any other terms, including terms, procedures and limitations relating to the exchange or exercise of the warrants or subscription rights.

The prospectus supplement relating to any warrants or subscription rights to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

After the close of business on the expiration date, unexercised warrants or subscription rights will become void. We will specify the place or places where, and the manner in which, the securities may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants or subscription rights to purchase preferred stock, common stock or units, holders of the warrants will not have any of the rights of holders of the preferred stock, common stock or units purchasable upon exercise.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly to investors. In this case, no underwriters or agents would be involved. Securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation to be received by them from us. Any public offering price of the securities being sold and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, provided that the listing terms are met by the terms of the security and the other Company criteria. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities we offer and sell will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

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LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

EXPERTS

The financial statements as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this registration statement have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

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